                                                                    EXHIBIT 99.1


(AMERICAN HOMEPATIENT LOGO)

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------


Contacts:    Joseph F. Furlong         or             Marilyn O'Hara
             President and CEO                        Executive VP and CFO
             (615) 221-8884                           (615) 221-8884
                                                      PRIMARY CONTACT


FOR IMMEDIATE RELEASE


               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
           THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2003
--------------------------------------------------------------------------------

BRENTWOOD, Tenn. (November 13, 2003) - American HomePatient, Inc. (OTC: AHOM) today reported net income of $0.4 million and revenues of $83.9 million for the third quarter ended September 30, 2003. For the nine months ended September 30, 2003, the Company reported net income of $9.3 million and revenues of $249.3 million.

The Company's net income of $0.4 million for the third quarter of 2003 compares to a net loss of $(2.4) million for the third quarter of 2002. Net income for the current quarter includes approximately $0.9 million of reorganization items related to the bankruptcy proceedings. Excluding these reorganization items in the current quarter, net income for the third quarter of 2003 would have been $1.3 million. Net income for the third quarter of 2002 does not include approximately $3.4 million of non-default interest expense that would have been paid had the Company not sought bankruptcy protection and includes $3.9 million of reorganization items and $0.5 million of Chapter 11 financial advisory expenses incurred prior to filing bankruptcy. Including the non-default interest expense not paid and excluding the reorganization items and the Chapter 11 financial advisory expenses, the Company would have had a net loss of $(1.4) million in the third quarter of 2002. The $2.7 million improvement in adjusted net income for the third quarter of 2003 compared to the same quarter of 2002 is primarily the result of increased same-location revenues.

The Company's net income of $9.3 million for the first nine months of 2003 compares to a net loss of $(69.3) million for the first nine months of 2002. Net income for the first nine months of 2003 includes approximately $3.8 million of reorganization items and does not include approximately $10.0 million of non-default interest expense that would have been paid during the period had the Company not sought bankruptcy protection. The Company's net loss of $(69.3) million for the nine months ended September 30, 2002 does not include approximately $3.4 million of non-default interest expense that would have been paid during the period had the Company not sought bankruptcy protection and includes a $68.5 million charge for the cumulative effect of a change in accounting principle associated with the Company's adoption of Statement of Financial Accounting Standards No. 142 ("Goodwill and Other Intangible Assets"), a federal income tax benefit of $2.1 million, a gain on the sale of the assets of an infusion center of $0.7 million, reorganization items of $3.9 million, and Chapter 11 financial advisory expenses incurred prior to filing bankruptcy of $0.8 million. Excluding these items in 2002 and including the non-default interest expense that was not paid in 2002, the Company's net loss for the nine months ended September 30, 2002 would have been $(2.3) million. Excluding the reorganization items in 2003 and including the non-default interest expense that was not paid in 2003, the Company would have had net income of $3.1 million for the nine months ended September 30, 2003. The $5.4 million increase in adjusted net income for the nine months ended September 30, 2003 compared to the same period in 2002 is primarily the result of increased same-location revenues and lower bad debt expense.

The Company's revenues of $83.9 million for the third quarter of 2003 represent an increase of $4.9 million, or 6.2%, over the third quarter of 2002. The Company's revenues for the first nine months of 2003 of $249.3 million represent an increase of $11.4 million, or 4.8%, over the first nine months of 2002. In March of 2002, the Company sold substantially all of the assets of an infusion center, which contributed $1.9 million in revenues during the first nine months of 2002. Excluding the revenues of the sold center in the first nine months of 2002, same-location revenues in the first nine months of 2003 increased $13.3 million, or 5.6%, compared to the same period of last year. The Company's revenue growth for the third quarter and nine months ended September 30, 2003 is attributable to the Company's sales and marketing efforts.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as revenues less expenses other than interest, taxes, depreciation and amortization. EBITDA for the third quarter of 2003 and for the third quarter of 2002 was $11.3 million and $6.1 million, respectively. For the third quarter of 2003, EBITDA, excluding reorganization items of $0.9 million and other income of $0.4, was $11.8 million or

14.1% of revenues. For the third quarter of 2002, EBITDA, excluding reorganization items of $3.9 million, Chapter 11 financial advisory expenses incurred prior to filing bankruptcy of $0.5 million and other expense of $0.7 million was $11.2 million or 14.2% of revenues. For the first nine months of 2003, EBITDA, excluding reorganization items of $3.8 million and other income of $0.3 million, was $35.4 million or 14.2% of revenues. For the first nine months of 2002, EBITDA, excluding the cumulative effect of change in accounting principle of $68.5 million, reorganization items of $3.9, Chapter 11 financial advisory expenses incurred prior to filing bankruptcy of $0.8 million, a gain on sale of assets of a center of $0.7 million, and other expense of $0.6 million, was $33.6 million or 14.1% of revenues.

Overall, operating expenses increased in the third quarter and first nine months of 2003 compared to the third quarter and first nine months of 2002 by approximately $1.3 million and $3.3 million, respectively, primarily due to increased insurance expenses and higher personnel-related expenses. These expenses were partially offset by lower bad debt expense for the first nine months of 2003. As a percent of revenues, bad debt expense declined from 4.0% in the first nine months of 2002 to 3.3% in the first nine months of 2003. The reduction in year to date bad debt expense primarily is the result of continued operational improvements and processing efficiencies at the Company's billing centers.

BANKRUPTCY PROCEEDING UPDATE

As announced previously, American HomePatient, Inc. and 24 of its subsidiaries filed voluntary petitions for relief to reorganize under Chapter 11 of the U.S. Bankruptcy Code on July 31, 2002. On July 1, 2003, the Company's plan of reorganization became effective and the Company emerged from bankruptcy protection. Pursuant to the plan, all of the Company's creditors will be paid in full and the shareholders of the Company will retain all of their equity interests in the Company.

As previously announced, the hearing before the Bankruptcy Court on confirmation of the plan of reorganization had been held on April 23-25 and 28-29, 2003, and on May 15, 2003, the Bankruptcy Court entered a memorandum opinion overruling the secured lenders' objections to the plan. On May 27, 2003, the Bankruptcy Court entered an order confirming the plan and on June 30, 2003, the United States District Court in the Middle District of Tennessee rejected the secured lenders' request to stay the effective date of the plan. The secured lenders filed an appeal to the District Court of the order confirming the plan, and on September 12, 2003, the District Court issued an opinion affirming in all respects the confirmation order. On October 14, 2003, the secured lenders filed a notice of appeal to the United States Court of Appeals for the Sixth Circuit. The Company intends to contest this appeal and to vigorously defend the confirmation order entered by the Bankruptcy Court and upheld by the District Court.

American HomePatient, Inc. is one of the nation's largest home health care providers with 288 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM.

American HomePatient, Inc. provides information related to non-GAAP financial measurements such as EBITDA and, from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financial statements, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, to assist in analyzing the Company's operating profitability and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the appeal of the confirmed plan from the Company's Chapter 11 proceedings, as well as the operation of the Company following such proceedings. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include the effect of healthcare regulation and reimbursement, government investigations, the ability to retain management, leverage and liquidity, and the effect of competition. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

                                                                      SCHEDULE A
AMERICAN HOMEPATIENT, INC.
Summary Financial Data
(In thousands, except per share data)

                                                                      THREE MONTHS ENDED SEPT. 30,    NINE MONTHS ENDED SEPT. 30,
                                                                      ----------------------------    ---------------------------
                                                                         2003           2002              2003             2002
                                                                       --------        --------        ---------        ---------
Revenues                                                               $ 83,893        $ 79,028        $ 249,264        $ 237,919
Cost of sales and related services                                       17,342          15,110           52,084           47,175
Cost of rentals and other revenues, including rental equipment
    depreciation                                                          9,562           9,295           26,958           26,061
Operating expenses, including bad debt expense                           47,335          46,084          140,589          137,273
General and administrative expenses                                       4,337           3,748           13,009           12,065
Earnings from unconsolidated joint ventures                                (964)         (1,000)          (3,385)          (3,392)
Depreciation, excluding rental equipment, and amortization                  942             982            2,713            3,084
Amortization of deferred financing costs                                     --             236               --            1,779
Interest expense (income), net                                            4,269           1,729            4,219           11,920
Other (income) expense, net                                                (376)            727             (282)             558
Chapter 11 financial advisory expenses incurred prior to filing
    bankruptcy                                                               --             504               --              818
Gain on sale of assets of center                                             --              --               --             (667)

INCOME FROM OPERATIONS BEFORE REORGANIZATION ITEMS, INCOME TAXES
    AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE               1,446           1,613           13,359            1,245
                                                                       --------        --------        ---------        ---------



REORGANIZATION ITEMS                                                        920           3,917            3,776            3,917


INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES AND CUMULATIVE
    EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                526          (2,304)           9,583           (2,672)
                                                                       --------        --------        ---------        ---------
PROVISION FOR (BENEFIT FROM) INCOME TAXES                                   100             100              300           (1,812)
                                                                       --------        --------        ---------        ---------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
    PRINCIPLE                                                               426          (2,404)           9,283             (860)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                          --              --               --          (68,485)
                                                                       --------        --------        ---------        ---------
NET INCOME (LOSS)                                                      $    426        $ (2,404)       $   9,283        $ (69,345)
                                                                       ========        ========        =========        =========


Basic income per common share before cumulative effect of
    change in accounting principle                                     $   0.03        $  (0.15)       $    0.57        $   (0.05)

Basic income (loss) per common share                                   $   0.03        $  (0.15)       $    0.57        $   (4.24)


------------------------------------------------------------------------------------------------------------------------------------


                                                             SEPT. 30,        DEC. 31,
                                                               2003             2002
                                                             ---------       ---------
Cash & Cash Equivalents                                      $  14,856       $  22,827
Restricted Cash                                                    467              67
Net Patient Receivables                                         55,334          54,183
Other Receivables                                                1,223           1,254
                                                             ---------       ---------
        Total Receivables                                       56,557          55,437
Other Current Assets                                            19,924          18,841
                                                             ---------       ---------
        Total Current Assets                                    91,804          97,172
Property and Equipment, net                                     53,839          50,427
Goodwill, net                                                  121,214         121,214
Other Assets                                                    21,951          22,130
                                                             ---------       ---------
        TOTAL ASSETS                                         $ 288,808       $ 290,943
                                                             =========       =========


Current portion of long-term debt and capital leases         $   5,862       $      --
Accounts Payable                                                14,275          13,267
Other Current Liabilities                                       35,619          16,850
                                                             ---------       ---------
Total Current Liabilities                                       55,756          30,117

Liabilities Subject to Compromise                                   --         307,829
Long-Term Debt and capital leases, less current portion        260,215              --
Other Liabilities                                               10,687             121
                                                             ---------       ---------
        TOTAL LIABILITIES                                      326,658         338,067
        Minority Interest                                          461             470
        Total Shareholders' Deficit                            (38,311)        (47,594)
                                                             ---------       ---------
        TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT          $ 288,808       $ 290,943
                                                             =========       =========

                                                                      SCHEDULE B

 AMERICAN HOMEPATIENT, INC.
 RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS TO GAAP FINANCIAL STATEMENTS (IN THOUSANDS)




                                                            THREE MONTHS       THREE MONTHS       NINE MONTHS        NINE MONTHS
                                                               ENDED               ENDED             ENDED               ENDED
                                                            SEPTEMBER 30,      SEPTEMBER 30,      SEPTEMBER 30,      SEPTEMBER 30,
                                                                2003                2002              2003               2002
                                                            -------------      -------------      ------------       ------------
Net income (loss)                                             $    426           $ (2,404)          $  9,283           $(69,345)

Add:

  Provision for (benefit from) income taxes                        100                100                300             (1,812)

  Interest (income) expense                                      4,269              1,729              4,219             11,920

  Amortization of deferred financing costs                          --                236                 --              1,779

  Depreciation (excluding rental equipment) and
    amortization                                                   942                982              2,713              3,084

  Rental equipment depreciation                                  5,513              5,428             15,342             14,834
                                                              --------           --------           --------           --------

Earnings (loss) before interest, taxes, depreciation,
  and amortization (EBITDA)                                   $ 11,250           $  6,071           $ 31,857           $(39,540)

Add:

  Cumulative effect of change in accounting principle
    with no related tax effect                                      --                 --                 --             68,485

  Reorganization items                                             920              3,917              3,776              3,917

  Chapter 11 financial advisory expenses incurred prior
    to filing bankruptcy                                            --                504                 --                818

  Gain on sale of assets of center                                  --                 --                 --               (667)

  Other (income) expense                                          (376)               727               (282)               558
                                                              --------           --------           --------           --------

EBITDA, excluding cumulative effect of change in accounting
     principle, reorganization items, chapter 11 financial
     advisory expenses incurred prior to filing bankruptcy,
     gain on sale of assets of center, and other (income)
     expense                                                  $ 11,794           $ 11,219           $ 35,351           $ 33,571
                                                              ========           ========           ========           ========





Net income (loss)                                             $    426           $ (2,404)          $  9,283           $(69,345)

  Benefit from federal income taxes (2)                             --                 --                 --             (2,112)

  Reorganization items                                             920              3,917              3,776              3,917

  Chapter 11 financial advisory expenses incurred prior
    to filing bankruptcy                                            --                504                 --                818

  Cumulative effect of change in accounting principle with
    no related tax effect                                           --                 --                 --             68,485

  Gain on sale of assets of center                                  --                 --                 --               (667)

  Non-default interest expense (1)                                  --             (3,400)           (10,000)            (3,400)
                                                              --------           --------           --------           --------

Adjusted net income                                           $  1,346           $ (1,383)          $  3,059           $ (2,304)
                                                              ========           ========           ========           ========


(1) Non-default interest expense is defined as the interest for which the Company would have been liable had interest payments not been stayed by the bankruptcy proceedings and had the Company not been in default of its credit agreement. The non-default interest is calculated by applying the applicable interest rates specified by the credit agreement to the Company's long-term debt during the periods presented.

(2) The benefit from federal income taxes is the result of the enactment of the Job Creation and Workers Assistance Act of 2002.